Exhibit 99.1
[AVANIR PHARMACEUTICALS LOGO]
AVANIR PHARMACEUTICALS INVITES INVESTORS TO
SECOND QUARTER CONFERENCE CALL AND PROVIDES PRELIMINARY
RESULTS FOR SECOND QUARTER AND BUSINESS HIGHLIGHTS
Aliso Viejo, Calif., April 23, 2007 — AVANIR Pharmaceuticals (NASDAQ: AVNR) today provided preliminary results and a business update for the second quarter and announced that it will release complete financial results for the three and six months ended March 31, 2007 before market open on Wednesday, May 9, 2007. Keith Katkin, President and Chief Executive Officer, Michael Puntoriero, Senior Vice President and Chief Financial Officer, and Randall Kaye, M.D., Senior Vice President and Chief Medical Officer, will host an investment community conference call that same day at 8:00 a.m. Pacific time / 11:00 a.m. Eastern time to discuss those results and answer questions.
Investors are invited to listen to the live webcast by visiting AVANIR’s corporate website at www.avanir.com. To listen to the live call, please go to AVANIR’s website prior to the start of the call to register, download and install the necessary audio software.
A webcast replay will be available on AVANIR’s website for 30 days, and a telephone replay will be available through May 14, 2007, by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international) and entering the conference ID number 5305269.
Preliminary Results
Preliminary results for the quarter ended March 31, 2007 are provided below, along with a summary of certain business highlights for the quarter:
•	Total net revenues for the quarter are expected to be $6.1 million, including FazaClo® net revenues of approximately $4.1 million. FazaClo net wholesaler shipments for the quarter ended March 31, 2007 were approximately $4.2 million.

•	Estimated operating loss for the quarter is expected to be in the range of between $11.0 million and $12.5 million, excluding the impact, if any this quarter, from the downsizing of the San Diego research facilities.

•	Raised net proceeds of approximately $6.9 million from the sale of 3.2 million shares of common stock into the open market under the offering prospectus on file with the SEC.

•	Total outstanding notes under the Alamo Pharmaceuticals purchase agreement at March 31, 2007 was $22.3 million. This amount increased over the prior quarter by a net amount of $600,000 due to the issuance of an additional $2 million note following the achievement of a revenue-related earn out milestone. This increase was partially offset with the payment to the note holder of $1.4 million, generated from equity offering proceeds.

•	Completed the quarter with cash, cash equivalents, investments in securities and restricted cash of $8.7 million.

Other Business Highlights
•	Announced that after a meeting with officials of the U.S. Food and Drug Administration (FDA) in late February 2007, that AVANIR will conduct an additional trial in patients with IEED to confirm that a proposed lower does is safe and effective. Also announced that the Company has agreed to initiate certain preclinical and clinical pharmacology studies involving Zenvia™. The Company is currently working with the FDA on clinical trial design.

•	Announced that Keith Katkin, formerly Sr. VP of Sales and Marketing, was elected President and CEO and appointed to the Board of Directors following the departure of Eric Brandt. The Company also announced that Randall Kaye, M.D., formerly Vice President, Clinical and Medical Affairs, was elected Senior Vice President and Chief Medical Officer.

•	Announced that the Company is in discussions with several parties that have expressed interest in potentially acquiring certain Company assets, including FazaClo and several investigational compounds. These discussions remain ongoing, although no definitive terms have been reached for any transaction.

•	Announced that Novartis plans to advance the lead candidate for the Macrophage Migration Inhibitor Factor (MIF) program, AVP-28225, towards clinical development. Also, that AVANIR’s research collaboration agreements with AstraZeneca and Novartis will end in the third fiscal quarter and that the Company will receive no additional revenues from these collaborations once they terminate.

•	Further, the Company announced that it has initiated planning to reduce ongoing operational costs associated with the loss of revenues from the collaboration arrangements and that the Company expects to reduce headcount in San Diego and seek to sublease a substantial portion of its remaining space in San Diego. The Company expects to terminate approximately 20 employees in San Diego during the current quarter and is in discussions regarding the proposed sublease of its San Diego lab facilities.

•	Reported that the audit committee of the Board of directors dismissed Deloitte & Touche LLP as the Company’s independent auditors and has engaged KMJ Corbin & Company to serve in that capacity.

•	Following the end of the quarter, AVANIR announced positive results of the Phase III study for Zenvia in diabetic neuropathic pain.
Business Outlook
As previously reported, we plan to raise additional capital to fund operations, including clinical activity required for the commercialization of Zenvia. Although no option for raising additional capital is being ruled out at this time, our goal remains to minimize shareholder dilution. Management is moving aggressively to implement cost cutting and restructuring measures. The Company is targeting an annual net cash burn rate of $20 million or an average of $5 million per quarter, excluding the costs associated with a second Zenvia trial for the treatment of diabetic neuropathic pain.

About AVANIR
AVANIR Pharmaceuticals is focused on developing, acquiring and commercializing novel therapeutic products for the treatment of chronic diseases. AVANIR’s products and product candidates address therapeutic markets that include the central nervous system, inflammation and infectious diseases. AVANIR currently markets FazaClo®, the only orally-disintegrating formulation of clozapine for the management of severely ill schizophrenic patients who fail to respond adequately to standard schizophrenic drug treatments. FazaClo is also indicated for reducing the risk of suicidal behavior in patients with schizophrenic or schizoaffective disorder. For full prescribing information and important safety information regarding FazaClo, please visit www.fazaclo.com., AVANIR’s lead product candidate for the treatment of involuntary emotional expression disorder (IEED), Zenvia™, is the subject of an approvable letter from the FDA. AVANIR has licensed certain compounds to Novartis International Pharmaceutical Ltd. for the treatment of inflammatory disease. The Company’s first commercialized product, Abreva®, is marketed in North America by GlaxoSmithKline Consumer Healthcare and is the leading over-the-counter product for the treatment of cold sores. Further information about AVANIR can be found at www.avanir.com.
Forward Looking Statements
Statements in this press release that are not historical facts, including statements that are preceded by, followed by, or that include such words as “estimate,” “intend,” “anticipate,” “believe,” “plan,” “goal,” “expect,” or similar statements, are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from the future results expressed or implied by such statements. There can be no assurance that the Company will receive FDA regulatory approval for Zenvia for any indication. Final review decisions made by the FDA and other regulatory agencies are often unpredictable and outside the influence and control of the Company, and it is possible that the FDA could disagree with the Company’s interpretation of clinical trial results. Risks and uncertainties also include the risks set forth in AVANIR’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and from time-to-time in other publicly available information regarding the Company. Copies of this information are available from AVANIR upon request. AVANIR disclaims any intent to update these forward-looking statements.
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http://www.b2i.us/irpass.asp?BzID=958&to=ea&s=0
Contact:
Lippert/Heilshorn & Associates, Inc.
Jody Cain, jcain@lhai.com
Bruce Voss, bvoss@lhai.com
310-691-7100